UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009 (May 1, 2009)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.          Unregistered Sales of Equity Securities

Wescorp Energy Inc. (the “Company”) has closed the third interim closing of a non-brokered private placement for an aggregate amount to date of $4,737,853. On May 1, 2009, the Company closed its third interim closing of the Company’s private placement and issued 1,705,000 units (the “Units”), each consisting of (i) one common share of the Corporation and (ii) one common share purchase warrant (the “Warrant”). The Units were purchased for $1,023,000. The Warrants entitle the holders thereof to purchase an aggregate of 1,705,000 shares of the Corporation’s common stock, at a price of $0.60 per share, for a period of two years beginning on the date of issuance of the Warrant. The Company paid no underwriting discounts or commissions.

The Units issued were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933, as amended. This issuance qualified for exemption from registration because (i) the securities were sold to non-U.S. investors in an offshore transaction (as defined under Regulation S); (ii) the Company did not use any directed selling efforts (as defined under Regulation S) in the United States; (iii) offering restrictions (as defined under Regulation S) were implemented by the Company; and (iv) the investors received and will receive upon execution of any warrant “restricted securities” that include all applicable legends and are subject to resale limitations in accordance with Regulation S.

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Document

4.1	Form of Warrant

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

May 7, 2009	By:	/s/Douglas Biles
Douglas Biles
Chief Executive Officer

Exhibit Index

Exhibit No.	Document

4.1	Form of Warrant